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                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2003-6

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Section 7.3 Indenture                                                            Distribution Date:               6/15/2004
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(i)     Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                                       0.00
            Class B Principal Payment                                                       0.00
            Class C Principal Payment                                                       0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                                       0.00
            Class B Principal Payment                                                       0.00
            Class C Principal Payment                                                       0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                                       1,637,533.33
            Class B Note Interest Requirement                                         163,527.78
            Class C Note Interest Requirement                                         275,500.00
                       Total                                                         2,076,561.11

        Amount of the distribution allocable to the interest on the Notes per
            $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                                            0.97472
            Class B Note Interest Requirement                                            1.16806
            Class C Note Interest Requirement                                            1.53056

(iii)   Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                                         1,680,000,000
            Class B Note Principal Balance                                           140,000,000
            Class C Note Principal Balance                                           180,000,000

(iv)    Amount on deposit in Owner Trust Spread Account                            20,000,000.00

(v)     Required Owner Trust Spread Account Amount                                 20,000,000.00



                                                                                By:
                                                                                  --------------------

                                                                                Name:   Patricia M. Garvey
                                                                                Title:  Vice President

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